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                                                                   Exhibit 10(j)

                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         This Agreement is entered into between CheckFree Corporation, its parents, subsidiaries, affiliates, successors and assigns (collectively referred to as "the Company"), and Peter Kight ("Associate"), effective this 7th day of May, 1999.

         DEFINITIONS
         -----------

                  For the purposes of this Agreement, the following definitions shall apply:

                  "Trade Secrets" shall mean information not generally known about the Company's business which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, lists of actual customers and potential customers, customer route books, cards or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, price lists, product formulae, methods and procedures relating to services.

                  "Confidential Information" means other business information of the Company not generally known to the public and which the Company desires and makes reasonable efforts to keep confidential.

                  "Products" shall mean those products regarding which Associate has been exposed to Confidential Information during the twelve month period prior to the termination of employment. Associate agrees that the Products constitute Trade Secrets or Confidential Business Information of the Company.

                  "Competing Business" shall mean any person or entity which sells, licenses or otherwise distributes software or offers processing services which perform the same or substantially the same functions as the Products. Specifically, and without restricting the generality of the foregoing, such companies include First Data, Microsoft, Edocs, and M&I.

                  "Territory" shall mean the territory in which Associate worked during the last twelve months of his employment with the Company and is defined for purposes of this Agreement as USA. The parties hereto agree that the Company serves customers throughout the Territory and Associate's duties and responsibilities hereunder extend throughout the Territory. Associate acknowledges that the Company and Associate may change the Territory at any time by either reflecting any such change on an Amended Confidentiality and Non-competition Agreement, executed by Associate, or by Associate's acceptance of an assignment to such new Territory.




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         CONFIDENTIAL INFORMATION
         ------------------------

         The Associate covenants and agrees that he will not at my such time, other than in the performance of his duties for the Company, both during and after his employment by the Company, communicate or disclose to any person or entity, or use for his benefit or for the benefit of any other person or entity, directly or indirectly, any of the Company's Trade Secrets and/or Confidential Information. For the purposes of this Agreement, the prohibition against the disclosure of Confidential Information only shall end twenty-four (24) months after the termination, for any reason, of Associate's employment with the Company. The disclosure of Trade Secrets by the Associate is prohibited for the life of the Associate, or until the trade secret information becomes publicly available through no fault of the Associate.

         AGREEMENT NOT TO SOLICIT CUSTOMERS
         ----------------------------------

         Associate acknowledges that he will be providing unique services to the Company which both parties expect will result in the creation of goodwill for the Company among its customers and industry contacts. Associate's duties may include participating in developing relationships with particular customers on the Company's behalf. Accordingly, Associate covenants and agrees that during his employment by the Company and for a period of one year following the termination of such employment for any reason, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or on behalf of others, solicit with a view to selling or providing any product, equipment or service competitive with the Products, or attempt to divert or appropriate to a Competing Business, any customer or potential customer of the Company with whom the Associate dealt on behalf of the Company at any time during the 12 months immediately preceding termination of his employment and to whom the Associate was introduced through his employment with the Company. Nothing in this paragraph shall be construed to prohibit Associate from soliciting individuals or entities with whom he had a relationship prior to his employment with the Company.

         AGREEMENT NOT TO COMPETE
         ------------------------

         Associate covenants and agrees that during employment by the Company and for a period of one year after termination of such employment for any reason, Associate will not, without prior written consent of the Company, directly or indirectly, within the Territory, on behalf of himself or any Competing Business, engage in any business in which Associate provides services which are the same or substantially similar to Associate's duties during the last twelve months of his employment with the Company as described in this Agreement. Associate acknowledges that nothing in this paragraph prohibits him from engaging in his entire business, trade or profession but that this paragraph only narrowly restricts him from engaging in a small or limited segment of the industry.

         AGREEMENT NOT TO SOLICIT ASSOCIATES
         -----------------------------------

         During his employment by the Company and for a period of one year following termination of such employment for any reason, Associate will not either directly or indirectly,



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within the Territory, solicit, divert or recruit any associate of the Company to leave such employment to work for a Competing Business.

         COMPANY PROPERTY
         ----------------

         Employee covenants and agrees that at any time upon request from the Company Associate will promptly deliver to the Company the originals and all copies of any document obtained or prepared during employment that are in Associate's possession, custody or control, and any other property belonging to the Company. In addition, Associate covenants and agrees to return all Company property to the Company immediately upon termination of employment.

         ASSOCIATE INVENTIONS
         --------------------

         Associate hereby assigns and agrees to assign to the Company, its successors, assigns, or designees, all of Associate's rights to inventions, improvements, discoveries, processes, formulae, designs, technical information, know-how, data, specifications, trade secrets, test results, patents, trademarks, copyrights, computer programs, and other proprietary information ("Inventions") which, during the term of Associate's employment by the Company, Associate makes, develops, or conceives, either solely or jointly with others, in the course of such employment or with the use of the Company's equipment, supplies, facilities or trade secrets.

         Associate also assigns and agrees to assign all of Associate's rights to Inventions for which no equipment, supplies, facilities or trade secrets of the Company were used and which were developed entirely on Associate's own time, if : (1) the Invention related at the time of conception or reduction to practice of the Invention to the Company's business or the Company's actual or demonstrably anticipated research or development; or (2) the Invention results from any work performed by Associate for the Company.

         Associate agrees to fully and promptly disclose in writing to the Company any such Inventions as such Inventions from time to time may arise. Associate further agrees, without charge to the Company other than reimbursement of Associate's reasonable out-of-pocket expenses, to execute and deliver all such further documents, including applications for patents and copyrights, and to perform such acts, at any time during or after the term of this Agreement as may be necessary, to obtain patents or copyrights in respect of the Inventions and to vest title such Inventions in the Company, its successors, assigns, or designees and to carry out the purpose of this Section. Without limiting the generality of the foregoing, Associate further agrees to give all lawful testimony, during or after the term of Associate's employment, which may be required in connection with any proceedings involving any Invention, Trade Secret, patent or patent application so assigned by Associate.

         ASSOCIATE WARRANTY
         ------------------

         Associate warrants that his employment with the Company does not constitute a breach of any agreement between Associate and any other party, nor will it violate any other party's proprietary rights.



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         REMEDIES
         --------

         Associate acknowledges and agrees that by virtue of the duties and responsibilities attendant to his employment by the Company and the special knowledge of the Company's affairs, business, clients and operations that he has and will have as a consequence of such employment, irreparable loss and damage will be suffered by the Company if Associate should breach or violate any of the covenants and agreements contained herein. Associate further acknowledges and agrees that each of such covenants is reasonably necessary to protect and preserve the Company Business and the assets of the Company. Associate therefore agrees and consents that, in addition to any other remedies available to the Company, the Company shall be entitled to an injunction to prevent a breach or contemplated breach by Associate of any of the covenants or agreements contained in such paragraphs.

         Nothing contained in this Agreement shall limit, abridge or modify the rights of the parties under applicable trade secret, trademark, copyright or patent law or under the laws of unfair competition.

         ATTORNEYS FEES
         --------------

         Associate agrees and acknowledges that if the Company successfully enforces any right under this Agreement through legal process of any kind, then the Company shall be entitled to recover from Associate its costs of such enforcement, including reasonable attorneys fees.

         BINDING AGREEMENT
         -----------------

         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is a personal service Agreement and may not be assigned in whole or in part by Associate.

         SEVERABILITY
         ------------

         The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable in whole or in part, the remaining provisions, and any partial enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable. Should any court of competent jurisdiction determine that the public policy of such jurisdiction requires a more limited restriction in geographic area, duration, nature of restricted activity or any other aspect of this Agreement, it would be in furtherance of the intentions, of the parties hereto for the court to so interpret and construe the terms of this Agreement in the manner necessary to render its terms enforceable.

         WAIVER
         ------

         The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any



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other provision by the other party. The failure of a party at any time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

         ENTIRE AGREEMENT
         ----------------

         This Agreement sets forth the entire agreement of the parties and supersedes all prior agreements and understandings between the parties relating to its subject matter.

         MODIFICATION
         ------------

         This Agreement may be amended, modified or superseded only by a writing signed by the party against whom enforcement is sought. Associate acknowledges and understands that Company may request modification or re-execution of this agreement or execution of a similar agreement in the future, for new consideration, but no such request, or absence of such request of Associate, affects the validity or term of the obligations assumed under this Agreement.

         GENDER
         ------

         Any reference to the male gender in this Agreement is intended to apply equally and impartially to both males and females alike.

         BINDING AGREEMENT
         -----------------

         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The covenants of Associate contained in this Agreement shall be binding upon the heirs and legal representatives of Associate and shall survive the termination of this Agreement.

         CAPTIONS AND PARAGRAPH HEADINGS
         -------------------------------

         Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing this Agreement.

         CONSENT TO JURISDICTION
         -----------------------

         Associate and the Company agree that any legal action or proceedings with respect to this Agreement may be initiated in the courts of the State of Georgia and the Company and Associate hereby agree to subject themselves to the jurisdiction of the federal and state courts of Georgia with respect to any such legal action or proceedings.

         SURVIVAL
         --------

         Notwithstanding the expiration or termination of this Agreement by any party for any reason whatsoever, the respect to rights and obligations set forth herein will remain in full force and effect until they have been fully exercised and discharged.



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         IN WITNESS WHEREOF, the parties have executed this Agreement knowingly and voluntarily on the respective dates set forth below.

OPTIONEE:                        CHECKFREE HOLDINGS CORPORATION



/s/ Peter J. Kight                By: /s/ Harley J. Ostis
-----------------------------        -----------------------------------------
Peter J. Kight                       Harley J. Ostis
                                     Its: Sr. Vice President, Human Resources






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